Exhibit 23.1

                      [LETTERHEAD OF SEMPLE & COOPER, LLP]


As independent certified public accountants, we hereby consent to the incorporation by reference in the Form S-8 registration statement to be filed on or about January 18, 2001, of our report dated March 20, 2000, included in Coronado Industries, Inc.'s Form 10-KSB for the year ended December 31, 1999, and to all references to our Firm included in this registration statement.


/s/ Semple & Cooper, LLP

Phoenix, Arizona
January 18, 2001